Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information contact:

Jennifer Boone

Infotech Strategies

202-585-0247

boone@itstrategies.com

ONVIA TO LAUNCH NEW BUSINESS INTELLIGENCE TOOL FOR

BUSINESS TO GOVERNMENT MARKET

SEATTLE (July 5, 2005) – Onvia (Nasdaq: ONVI) today announced it will soon launch a new product designed to provide businesses with comprehensive sales intelligence for the government marketplace. Beginning July 28, 2005, Onvia Business Builder will be available as a subscription-based service, enabling businesses to deliver better-informed and more competitive responses to federal, state, local government and educational bid requests and RFPs. The product will provide access to in-depth information on over 2 million procurement records from across 55,500 government agencies.

Onvia Business Builder will expand upon the successful Onvia Guide, a daily bulletin delivered to over 26,000 customers that provides bid notices, requests for proposals, and contracting opportunities customized to specific industry categories and geographic regions. While the Onvia Guide presents actionable government sales opportunities, Onvia Business Builder will provide detailed information on each sales opportunity from both historical and real-time perspectives, including project history, agency research, buyer research and competitive intelligence. The product is designed to improve sales decision capabilities and help customers win more business.

A key asset of Onvia Business Builder is a proprietary electronic database of historical information collected by Onvia’s staff of researchers. These researchers have tracked, organized and archived sales opportunities, award notices, meeting minutes, biographical data and other valuable information from thousands of government agencies and educational purchasing entities over several years. This database contains the historical and real-time information businesses seek when pursuing government opportunities. Onvia Business Builder mines this information to provide comprehensive sales intelligence to subscribers.

About Onvia

Onvia (Nasdaq: ONVI) helps businesses that do business with the government achieve a competitive advantage by delivering timely and actionable government procurement opportunities and information. More than 26,000 subscribers and enterprise licensees across the United States rely on Onvia as a comprehensive resource for tailored, industry-specific information needed to make intelligent sales decisions. Onvia also manages the distribution and reporting of requests for proposals and quotes from more than 485 government agencies nationwide. Onvia offers unparalleled coverage of 55,500 federal, state, and local purchasing entities and across such markets as architecture, engineering, IT/telecom, consulting services, operations and maintenance, office equipment, transportation, and medical equipment. In 2004, Onvia published over 640,000 advance notices, bids, quotes, RFPs, and award notifications. Onvia was founded in 1996 and is headquartered in Seattle, Washington.

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Safe Harbor Statement

This release may contain, in addition to historical information, forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs, and involve risks and uncertainties, including statements regarding Onvia’s new product, expected capabilities of the new product, launch date of the new product, subscriber information, and government agency participation. Onvia’s actual results could differ materially from those described in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: Onvia fails to launch its new product called Onvia Business Builder, the new product fails to meet its expected capabilities, Onvia’s customers are dissatisfied with the new product, Onvia’s technology fails to handle the increased demands on its online network caused by the new product offering, Onvia fails to properly price the new product, and Onvia’s proprietary electronic database of historical information is not updated on a timely basis.